UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

L. B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 928-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

L.B. Foster Company (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 23, 2013. The shareholders considered four proposals, each of which is described in the Company’s definitive proxy statement dated April 12, 2013 and filed with the Securities and Exchange Commission. Results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

	Authority	Withheld	Broker
Name	Granted	Authority	Non-vote
Robert P. Bauer	7,794,702	689,238	1,159,101
Lee B. Foster, II	7,776,846	707,094	1,159,101
Peter McIlroy II	7,427,218	1,056,722	1,159,101
G. Thomas McKane	7,402,477	1,081,463	1,159,101
Diane B. Owen	7,812,250	671,690	1,159,101
William H. Rackoff	7,400,015	1,083,925	1,159,101
Suzanne B. Rowland	7,831,588	652,352	1,159,101

As a result of the shareholder vote, all of the foregoing candidates were elected.

Proposal 2: Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2013:

	Authority	Withheld	Abstained
	Granted	Authority	Authority
Ernst & Young LLP	9,505,034	93,694	44,313

The foregoing proposal was approved.

Proposal 3: Say on pay

	Authority	Withheld	Abstained	Broker
	Granted	Authority	Authority	Non-vote
Advisory vote on compensation paid to named executive officers	7,373,952	1,064,881	45,107	1,159,101

The foregoing proposal was approved.

Proposal 4: Approval of The L. B. Foster Company Executive Annual Incentive Compensation Plan, as amended and restated.

	Authority	Withheld	Abstained	Broker
	Granted	Authority	Authority	Non-vote
Approval of the Executive Annual Incentive Compensation Plan	7,488,975	980,596	14,369	1,159,101

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)
Date: May 24, 2013

/s/ Joseph S. Cancilla
Joseph S. Cancilla
Vice President, General Counsel and Secretary